Exhibit 99.1

CLST HOLDINGS, INC. NEWS RELEASE

Contact:

Robert A. Kaiser

CLST Holdings, Inc.

(972) 267-0500

ir@clstholdings.com

Red Oak Fund LP Announces Intention to Commence Tender Offer For Shares of CLST Holdings, Inc.

Dallas, Texas (February 4, 2009) – CLST Holdings, Inc. announced today that it has been notified by Red Oak Fund, L.P., a fund managed by Red Oak Partners, LLC, that it intends to commence a tender offer for up to 70% of the outstanding shares of common stock of CLST at a price of $0.25 per share.  The tender offer is under review and consideration by CLST’s board of directors.  No later than 10 business days from the date of commencement of Red Oak’s tender offer, CLST will advise its stockholders of (1) whether it recommends acceptance or rejection of the tender offer; expresses no opinion and remains neutral toward such tender offer; or is unable to take a position with respect to such tender offer, and (2) the reasons for the position it takes.  CLST requests its stockholders to defer making a determination whether to accept or reject such tender offer until they have been advised of CLST’s position.